ASSIGNMENT AGREEMENT

     ASSIGNMENT AGREEMENT made as of this 11 day of June 1999, by Jonathan Levin, an individual with Israeli ID number 034404772, to and in favor of Savin Electronics Inc., a New Jersey corporation and its subsidiaries (the ACompany@).

     For full and adequate consideration, the receipt and sufficient of which I hereby acknowledge, I hereby represent, covenant, agree and acknowledge as follows:

     1. The Proprietary Products (as defined below) are and shall be the exclusive property of the Company and I shall not have, nor claim to have, any right, title or interest therein or thereto in such capacity. All opportunities relating to the Proprietary Products, whether or not involving third parties, shall belong to and be carried out for the account of the Company. I shall from time to time execute and deliver such additional instruments of transfer as may be requested by the Company to confirm such transfer to the Company. "Proprietary Products" means collectively Documents, Developments and Related Property, all as defined hereafter. ARelated Property@ means all tangible and intangible property owned by, or licensed to, or otherwise used by me in connection with network data security, including, without limitation, ideas, concepts, projects, programs, computer software or hardware, data bases, specifications, documentation, algorithms, source codes, object codes, program listings, product platforms and architectures, concepts, screens, formats, technology, know-how, Developments, research and development and patents, copyrights, trademarks, trade names, service names, service marks, logos and designs and other proprietary rights and registrations and applications and the rights to apply therefor. ADevelopments@ means discoveries, inventions, concepts, ideas, designs, methods, formulas, know-how, techniques, systems or any improvements or enhancements thereon, whether or not patentable or copyrightable, made, conceived, improved or developed, in whole or in part, by me relating to network data security. ADocuments@ means any and all books, textbooks, letters, pamphlets, drafts, memoranda, notes, records, drawings, files, documents, manuals, compilations of information, correspondence or other writings of any kind and all copies, abstracts and summaries of any of the foregoing, whether in printed, written or electronic data or any machine readable form: (i) of mine; or (ii) in my possession or control and pertaining to, and used in the furtherance of, network data security.

     2. Any and all Inventions (as defined below) shall be deemed work specifically ordered or commissioned by the Company and each such work shall be considered a "work made for hire" within the meaning of 17 U.S.C. '101 of the United States Copyright Act and all rights to such work shall belong entirely to the Company. I shall from time to time, promptly upon the request of the Company, execute and deliver to the Company any instruments necessary to effect the irrevocable assignment of all my right, title and interest, including copyright and author rights, in such works to the Company and for the Company to obtain proprietary rights in connection therewith. "Inventions" shall mean discoveries, concepts, ideas, designs, methods, formulas, know-how, techniques, or any improvements thereon, whether patentable or not, made, conceived or developed, in whole or in part, by me with respect to any Proprietary Products or any work in which I may be engaged or to which I am exposed relating to the Proprietary Products.

          I shall, promptly upon the request of the Company, communicate and fully disclose to the Company any and all Inventions made or conceived by me, and any and all Inventions which I may conceive or make, during my employment with the Company, shall be at all times and for all purposes regarded as acquired and held by me in a fiduciary capacity and solely for the benefit of the Company and shall be the sole and exclusive property of the Company.

     3. That the success of the Company depends on the innovative Proprietary Products and that it is imperative that all Confidential Information (as defined below) is maintained in strict confidence. Confidential Information is the exclusive property of the Company. I shall therefore retain in strict confidence and not copy or disclose or transfer to any third party any Confidential Information. "Confidential Information" means information disclosed by the Company to me, or developed or obtained by me whether before or after the date of this Agreement relating to or concerning the Proprietary Products, and the research, development, sale, distribution, marketing maintenance, support and licensing of the Proprietary Products and the development and exploitation of proprietary rights relating thereto, whether or not any of the foregoing are patentable or copyrightable, including without limitation: all know-how, technical information, inventions, ideas, concepts, processes, trading systems, trading signals, procedures, operations, investment strategy, computer programs and software, research and development plans and results, data bases, specifications, documentation, algorithms, source codes, object codes, program listings, product platforms and architecture, concepts, screens, formats, "look and feel" of proprietary software, trade secrets, technology, product information, product availability, pricing information, customer and supplier lists, financial information, business and marketing plans, the practices and methods of the Company, and marketing and other relationships between the Company, its customers, employees, agents, consultants and independent contractors; provided, that Confidential Information shall not include information which (i) at the time of disclosure is generally known in the business and industry in which the Company is or may subsequently become engaged, or (ii) after disclosure is published or otherwise becomes generally known in such business or industry through no fault of mine.

     4. That any and all Documents made or kept by me or work performed in the performance of my duties for the Company, shall be and are the sole and exclusive property of the Company. I agree to execute and deliver to the Company any and all agreements or instruments of any nature which the Company deems necessary or appropriate to acquire, enhance, protect, perfect, assign, sell or transfer its rights under this Agreement. I also agree that upon request I will place all Documents in the Company's possession and will not take with me without the written consent of a duly authorized officer of the Company any Documents or reproductions thereof relating or pertaining to or connected with my relation to the company or the business of the Company. I further agree to execute and deliver to the Company such instruments as the Company may request from time to time, necessary or appropriate to confirm or otherwise effectuate the Company's rights under this Agreement including separate instruments of transfer.

     5. That I shall assist the Company in every proper way upon request to obtain for its benefit patents, copyrights, trade names, trademarks, service names, service marks for any and all Proprietary Products and Inventions in the United States and all foreign countries. All such patents, copyrights, trade names, trademarks, service names, service marks and any registrations and applications therefor are to be, and remain, the exclusive property of the Company and I agree that I will, whenever so requested by the Company or its duly authorized agent, make, execute and deliver to the Company its successors, assigns, or nominees, without charge to the Company, any and all applications, assignments and all other instruments which the Company shall deem necessary or appropriate in order to apply for and obtain such patents, copyrights, trade names, trademarks, service names, and service marks or in order to assign and convey to the Company, their successors, assigns or nominees, the sole and exclusive right, title and interest therein and thereto. My obligations to execute any such instruments shall continue for a period of two (2) years after the termination of my relation with the Company (whether as an officer, director, employee, consultant, agent, or otherwise), and such obligations shall be binding upon my heirs, executors, assigns, administrators or other legal representatives. For the aforementioned Two years obligation following the termination of my relation with the Company, for services rendered by me , a reasonable fee arrangement shall be negotiated with the Company.

     6. That the Proprietary Products are the exclusive and valuable property of the Company and may not be used by me for any purpose of any kind, directly or indirectly, except for the sole and exclusive benefit of the Company and acknowledge and agree that the success of the Company depends on my observance of the covenants contained in this Paragraph 6.

          In consideration of the rights and benefits granted to me by the Company, I agree that for a period of Three (3) years after the date of this Agreement (the ARestrictive Period@), I shall not directly or indirectly, for myself or on behalf of or in conjunction with any other person, company, partnership, corporation, business, group, or other entity (each, a Aperson@) anywhere in the world:

          (a) Engage or participate in any position, whether as an officer, director, partner, joint venturer, executive, manager, supervisor, employee, independent contractor, consultant, advisor, or sales representative, or own more than 5% (five percent) of any class of securities of, or own any equity securities which would enable me to control or influence the management of, any business primarily or substantially, directly or through subsidiaries or controlled investments involved in the business contemplated by the Company or conducted by the Company in the field of Network Data Security; or perform any research or development or distribution or marketing services for any
               Proprietary Product of the Company, or any product which is developed or marketed by the Company.

          2 Engage in (for my own account or otherwise), or perform services of any nature for any entity which engages in, a business which is in any manner directly or indirectly similar to that of the business ((contemplated (while I still have any relations with the company) or actual)) of the Company other than the Company, without the prior written approval of the Company, which the Company may grant or withhold in its sole discretion.


          In this regard, I acknowledge that the Company has made an extraordinary investment in the development of the Proprietary Products and that even the inadvertent disclosure of any element of the Proprietary Products could cause irreparable harm to the Company and that any trading or other investment activities described in this paragraph could also adversely affect the performance of the Proprietary Products.

          (c) Solicit, hire or retain any consultant or employee of the Company or persuade or entice any such consultant or employee to terminate or lessen the extent of his, her or its relationship with the Company;

          (d) Engage in any activity to interfere with, disrupt or damage the Company or its relationships with any of its clients, customers, distributors, suppliers, investors or other financial co-venturers or other business relationship;

          i.e. In the event of my or  threatened  breach of this  Section 6, the
               Company shall be entitled to such equitable and injunctive relief as may be available to restrain me and any business, individual or entity participating in such breach from violating the provisions hereof. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available in equity or at law for such breach or threatened breach.

          i.e. The covenants in this Section 6 are  severable and separate,  and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this
               Section 6 relating to the time period, geographic area or scope of business of the restrictive covenants shall be declared by a court of competent jurisdiction or arbitration panel to exceed the maximum time period, geographic area or scope of business, as applicable, that such court or arbitration panel deems reasonable and enforceable, said time period, geographic area or scope of business shall be deemed to be, and thereafter shall become, the maximum time period, largest geographic area or widest scope of business that such court or arbitration panel deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

                                             Sincerely,


                                             /s/Jonathan Levin
                                             -----------------------
                                             Jonathan Levin